POWER OF ATTORNEY


	Know all by these presents, that the
undersigned's hereby constitutes and appoints James F. Mosier, his true and lawful attorney-in-fact, with requisite authority to:

(1)	Execute for
and on behalf of the undersigned Forms 3, 4, and 5 with respect to the transactions regarding securities of PICO Holdings, Inc. in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder (the "1934 Act");

(2)	Perform any and all acts for and on
behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 and 5 and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and

(3)	Take any other action of any type whatsoever
in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, or legally required by, the undersigned; it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

	   The
undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully as such attorney-in-fact could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the 1934 Act.

	  This
Power of Attorney shall be effective as of the date written below, and unless sooner revoked, shall terminate upon the fifth (5th) anniversary of the date written below.

	  IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed as of July 2, 2003.
The
undersigned acknowledges that:


/S/RICHARD H.
SHARPE
_____________________________
Signature



RICHARD H. SHARPE									 ________________________________
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